FIGS Releases Fourth Quarter and Full Year 2023 Financial Results
2023 Net Revenues Growth of 7.9% YoY, Net Income of $22.6 million, Net Income Margin of 4.1% and Adjusted EBITDA Margin of 15.8%

SANTA MONICA, Calif., February 28, 2024 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the direct-to-consumer apparel and lifestyle brand dedicated to the healthcare community, today released its fourth quarter and full year 2023 financial results and published a financial highlights presentation on its investor relations website at ir.wearfigs.com/financials/quarterly-results/.
Fourth quarter and full year 2023 financial results reflect a $4.7 million accounting reclassification between net revenues and selling expense related to duty subsidies for customers in Canada (the “Reclassification”).
Fourth Quarter 2023 Financial Highlights
•Net revenues were $144.9 million, flat year over year. The Reclassification negatively impacted net revenues by $4.7 million.
•Gross margin was 67.5%, a decrease of 70 basis points year over year. The Reclassification negatively impacted gross margin by 100 basis points. Gross margin benefited from lower air freight utilization, improved ocean freight costs and a more favorable promotional mix, partially offset by product mix.
•Operating expenses were $83.6 million, a decrease of 12.5% year over year. As a percentage of net revenues, operating expenses decreased to 57.7% from 66.0% in the prior year due to a decrease in fulfillment costs associated with warehouse storage last year, lower brand marketing spend, and lower legal and insurance costs.
•Net income and net income, as adjusted(1) were $10.0 million (or $0.05 in diluted earnings per share), an increase of $6.6 million year over year as compared to net income in the same period last year, and an increase of $1.8 million as compared to net income, as adjusted(1) in the same period last year.
•Net income margin(2) was 6.9%, as compared to 2.3% in the same period last year.
•Adjusted EBITDA(1) was $26.6 million, an increase of $6.8 million year over year.
•Adjusted EBITDA margin(1)(2) was 18.4%, as compared to 13.6% in the same period last year.
“Looking back on 2023, we delivered strong growth and profitability, reduced inventory levels by 33% and generated cash flow from operations of $100 million, while advancing a number of our growth strategies.” said Trina Spear, Chief Executive Officer and Co-Founder. “Looking ahead to 2024, we expect demand to be impacted by macroeconomic factors, and we also recognize the healthcare workforce related stress that is affecting our community. We are taking swift action to rebuild momentum and reignite the word of mouth flywheel that has driven our success as a digital brand. We are confident that our strategic initiatives, supported by our robust balance sheet will unlock the long term potential of FIGS.”

Full Year 2023 Financial Highlights
•Net revenues were $545.6 million, an increase of 7.9% year over year, primarily driven by an increase in orders from existing and new customers and, to a lesser extent, an increase in AOV.
•Gross margin was 69.1%, a decrease of 100 basis points year over year, primarily due to product mix shift and, to a lesser extent, higher duties and a higher mix of promotional sales, partially offset by lower air freight utilization and ocean freight rates.

•Operating expenses were $342.9 million, an increase of 8.2% year over year. As a percentage of net revenues, operating expenses increased to 62.8% from 62.6% in the prior year period due to higher general and administrative expenses, partially offset by lower marketing and selling expenses.
•Net income was $22.6 million and diluted earnings per share was $0.12.
•Net income margin(2) was 4.1%, as compared to 4.2% in the same period last year.
•Net income, as adjusted(1) was $23.3 million and diluted earnings per share, as adjusted(1) was $0.13.
•Adjusted EBITDA(1) was $86.0 million or 15.8% of net revenues, as compared to $87.3 million or 17.2% of net revenues in the same period last year.
•Free Cash Flow(1) was $84.6 million.

Full Year 2023 Key Operating Metrics
•Active customers(3) as of December 31, 2023 increased 13.0% year over year to 2.6 million.
•Net revenues per active customer(3) was $210, a decrease of 5.0% year over year.
•AOV(3) was $115, an increase of 2.7% year over year primarily driven by an increase in average unit retail and higher units per transaction.
Resignation of CFO and Appointment of Interim CFO

The Company’s Chief Financial Officer, Daniella Turenshine has informed the Company of her intention to step down as Chief Financial Officer to assume a role as a CFO at another company. Ms. Turenshine will remain in her role through April 12, 2024 and plans to serve as an advisor for as long as necessary thereafter to ensure a smooth transition.

The Company has commenced a search for a new Chief Financial Officer. Starting on April 12, 2024, Kevin Fosty, VP, Corporate Controller of the Company, will assume the role of Interim CFO.

Mr. Fosty has nearly 25 years of accounting and finance experience and has served as the Company’s VP, Corporate Controller since April 2021. Prior to FIGS, he spent nearly 10 years at The Siegfried Group, LLP, within the finance and corporate accounting group, providing controllership function leadership to private and public companies, including Alight, Inc., (formerly a Blackstone LLP portfolio company), Neogenomics, Inc., Stitch Fix, Inc. and Square, Inc. He previously served as corporate controller and chief financial officer for Evolution Resources, Inc. His background also includes corporate finance and M&A at leading global advisory and consulting firms, FTI Consulting, Inc. and Deloitte, LLP along with Big 4 audit at global audit firms KPMG, LLP and Arthur Andersen, LLP, where he began his career. He is also a Certified Public Accountant.

Ms. Spear commented, “Over her five-year tenure, Daniella has played an integral role in building FIGS into a more than half a billion dollar business and has proven to be an incredible thought partner and leader throughout her time with FIGS. She has also been instrumental in establishing the foundation to operate as a public company and has built a strong finance team. We appreciate all she has contributed to FIGS and we wish her the very best. Kevin has led the accounting team as corporate controller for three years and we are confident in his ability to serve as Interim CFO until a permanent CFO is named.”

Daniella Turenshine, Chief Financial Officer, commented, “Helping to build FIGS into the leading healthcare apparel brand that it is today has truly been an amazing experience. I’m so grateful to have worked with such smart, talented and incredible people. We have assembled a strong team and I have every confidence that Kevin and the entire finance organization will continue to execute during this transition period. FIGS is an incredible brand and I have great confidence in its long term success.”

2024 Financial Outlook

Net Revenues growth v. 2023	down mid single digits to flat

Adjusted EBITDA Margin(4)	11% to 12%

Ms. Turenshine continued, “We believe we have identified areas of opportunity to reignite demand in our business but recognize this will take time and we are still facing macro headwinds. We remain confident in the long term prospects for our business. We are the distant leader in healthcare apparel with distinct competitive advantages in product innovation and brand love coupled with the scale and balance sheet to invest in future growth.”

(1) “Net income, as adjusted,” “adjusted EBITDA,” “adjusted EBITDA margin,” “diluted earnings per share, as adjusted” and “free cash flow” are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(2) “Net income margin” and “adjusted EBITDA margin” are calculated by dividing net income and adjusted EBITDA by net revenues, respectively.
(3) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding the Company’s performance. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Key Operating Metrics” below for information regarding how the Company calculates its key operational and business metrics and for comparisons of active customers, net revenues per active customer and average order value to the prior year period.

(4) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income margin outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”
Conference Call Details
FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-833-470-1428 (US) or 1-404-975-4839 (International) and the conference ID 136075. The call is also accessible via webcast at ir.wearfigs.com. A recording will be available shortly after the conclusion of the call until 11:59 p.m. ET on March 6, 2024. To access the replay, please dial 1-866-813-9403 (US) or 1-929-458-6194 (International) and the conference ID 424631. An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com.
Non-GAAP Financial Measures and Key Operating Metrics
In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company uses “net income, as adjusted,” “diluted earnings per share, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company uses “free cash flow” as a useful supplemental measure of liquidity and as an additional basis for assessing its ability to generate cash. The Company calculates “net income, as adjusted,” as net income adjusted to exclude transaction costs, expenses related to non-ordinary course disputes, other than temporary impairment of held-to-maturity investments, stock-based compensation, including expense related to award modifications, accelerated performance awards and associated payroll taxes and costs, ambassador grants in connection with its initial public offering, and expense resulting from the retirement of the Company’s previous CFO, and the income tax impact of these adjustments. The Company calculates “diluted earnings per share, as adjusted” as net income, as adjusted divided by diluted shares outstanding. The Company calculates “adjusted EBITDA” as net income adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues. The Company calculates “free cash flow” as net cash (used in) provided by operating activities reduced by capital expenditures, including purchases of property and equipment and capitalized software development costs.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”
The Company has also included herein “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The Company believes the number of active customers is an important indicator of growth as it reflects the reach of the Company’s digital platform, brand awareness and overall value proposition. The Company defines an active customer as a unique customer account that has made at least one purchase in the preceding 12-month period. In any particular period, the Company determines the number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. The Company believes measuring net revenues per active customer is important to understanding engagement and retention of customers, and as such, the value proposition for its customer base. The Company defines net revenues per active customer as the sum of total net revenues in the preceding 12-month period divided by the current period active customers. The Company defines average order value as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. The Company believes its relatively high average order value demonstrates the premium nature of its products. As the Company expands into and increases its presence in additional product categories, price points and international markets, average order value may fluctuate.

Active customers as of December 31, 2023 and 2022, respectively, net revenues per active customer as of December 31, 2023 and 2022, respectively, and average order value for the years ended December 31, 2023 and 2022, respectively, are presented below under the heading “Key Operating Metrics.”

About FIGS
FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals. We create technically advanced apparel and products that feature an unmatched combination of comfort, durability, function, and style. We share stories about healthcare professionals’ experiences in ways that inspire them. We create meaningful connections within the healthcare community that we created. Above all, we seek to make an impact for our community, including by advocating for them and always having their backs.

We serve healthcare professionals in numerous countries in North America, Europe, the Asia Pacific region and the Middle East. We also serve healthcare institutions through our TEAMS platform.

Forward Looking Statements
This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company’s expectation regarding the impact of macroeconomic factors on its future performance; the Company's plans to reignite demand, including actions to rebuild momentum and reignite its word of mouth flywheel; the Company's expectation relating to its strategic initiatives and the long term potential of FIGS; the Company’s plans for a permanent Chief Financial Officer and expectations regarding the transition period, including Ms. Turenshine's plans to serve as an advisor to ensure a smooth transition following her resignation; and the information under the section titled “2024 Financial Outlook,” such as the Company’s outlook as to net revenues growth and adjusted EBITDA margin for the full year ending December 31, 2024; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, the Company’s actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results, performance or achievements to differ materially from those described in these forward-looking statements: the Company’s ability to maintain its historical growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled team members; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the successful operation of the Company’s distribution and warehouse management systems; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the impact of changes in consumer confidence, shopping behavior and consumer spending on demand for the Company’s products; the impact of macroeconomic trends on the Company’s operations; the Company’s reliance on a limited number of third-party suppliers; the fluctuating costs of raw materials; the Company’s failure to protect proprietary, confidential or sensitive or personal customer data or risks of cyberattacks; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties and factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 to be filed with the Securities and Exchange Commission (“SEC”), and the Company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.
BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$144,173	$159,775
Short-term investments	102,522	—
Accounts receivable	7,469	6,866
Inventory, net	119,040	177,976
Prepaid expenses and other current assets	12,455	11,883
Total current assets	385,659	356,500
Non-current assets
Property and equipment, net	24,864	11,024
Operating lease right-of-use assets	43,059	15,312
Deferred tax assets	18,291	10,971
Other assets	1,336	1,257
Total non-current assets	87,550	38,564
Total assets	$473,209	$395,064
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$14,749	$20,906
Operating lease liabilities	8,230	3,408
Accrued expenses	7,906	26,164
Accrued compensation and benefits	7,312	3,415
Sales tax payable	3,149	3,374
Gift card liability	8,240	7,882
Deferred revenue	2,160	2,786
Returns reserve	2,989	3,458
Income tax payable	2,557	—
Total current liabilities	57,292	71,393
Non-current liabilities
Operating lease liabilities, non-current	38,884	15,756
Other non-current liabilities	183	176
Total liabilities	96,359	87,325
Commitments and contingencies
Stockholders’ equity
Class A common stock — par value $0.0001 per share, 1,000,000,000 shares authorized as of December 31, 2023 and December 31, 2022; 161,457,403 and 159,351,307 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	16	16
Class B common stock — par value $0.0001 per share, 150,000,000 shares authorized as of December 31, 2023 and December 31, 2022; 8,283,641 and 7,210,795 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	—	—
Preferred stock — par value $0.0001 per share, 100,000,000 shares authorized as of December 31, 2023 and December 31, 2022; zero shares issued and outstanding as of December 31, 2023 and December 31, 2022	—	—
Additional paid-in capital	315,075	268,606
Accumulated other comprehensive income	5	—
Retained earnings	61,754	39,117
Total stockholders’ equity	376,850	307,739
Total liabilities and stockholders’ equity	$473,209	$395,064

FIGS, INC.
STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(unaudited)
Net revenues	$144,918	$144,898	$545,646	$505,835
Cost of goods sold	47,058	46,050	168,683	151,375
Gross profit	97,860	98,848	376,963	354,460
Operating expenses
Selling	28,057	37,649	125,149	118,449
Marketing	20,129	21,428	77,094	77,692
General and administrative	35,446	36,511	140,675	120,653
Total operating expenses	83,632	95,588	342,918	316,794
Net income from operations	14,228	3,260	34,045	37,666
Other income, net
Interest income	2,281	880	6,775	1,708
Other expense	(2)	(502)	(13)	(647)
Total other income, net	2,279	378	6,762	1,061
Net income before provision for income taxes	16,507	3,638	40,807	38,727
Provision for income taxes	6,507	247	18,170	17,541
Net income	$10,000	$3,391	$22,637	$21,186
Earnings attributable to Class A and Class B common stockholders
Basic earnings per share	$0.06	$0.02	$0.13	$0.13
Diluted earnings per share	$0.05	$0.02	$0.12	$0.11
Weighted-average shares outstanding—basic	169,361,975	166,181,027	168,065,721	165,268,185
Weighted-average shares outstanding—diluted	182,000,733	180,892,774	182,412,965	187,547,474

FIGS, INC.
STATEMENTS OF CASH FLOWS
(In thousands)

	Year ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$22,637	$21,186
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	2,942	1,924
Deferred income taxes	(7,320)	(732)
Non-cash operating lease cost	2,863	2,381
Stock-based compensation	45,799	37,458
Accretion of discount on available-for-sale securities	(1,678)	—
Changes in operating assets and liabilities:
Accounts receivable	(603)	(4,425)
Inventory	58,936	(91,908)
Prepaid expenses and other current assets	(572)	(4,483)
Other assets	(79)	(197)
Accounts payable	(6,192)	6,315
Accrued expenses	(18,657)	1,487
Accrued compensation and benefits	3,897	(3,049)
Sales tax payable	(225)	(354)
Gift card liability	358	2,292
Deferred revenue	(626)	2,190
Returns reserve	(469)	697
Income tax payable	2,557	(3,973)
Operating lease liabilities	(2,660)	(2,071)
Other non-current liabilities	7	(67)
Net cash (used in) provided by operating activities	100,915	(35,329)
Cash flows from investing activities:
Purchases of property and equipment	(16,348)	(5,348)
Purchases of available-for-sale securities	(150,139)	—
Maturities of available-for-sale securities	49,300	—
Purchases of held-to-maturity securities	—	(500)
Net cash used in investing activities	(117,187)	(5,848)
Cash flows from financing activities:
Proceeds from capital contributions	—	479
Proceeds from stock option exercises and employee stock purchases	916	3,043
Tax payments related to net share settlements on restricted stock units	(246)	—
Net cash provided by financing activities	670	3,522
Net decrease in cash, cash equivalents, and restricted cash	(15,602)	(37,655)
Cash, cash equivalents, and restricted cash, beginning of period	$159,775	$197,430
Cash and cash equivalents, end of period	$144,173	$159,775

FIGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)
The following table presents a reconciliation of net income, as adjusted to net income, which is the most directly comparable financial measure calculated in accordance with GAAP, and presents diluted earnings per share (“EPS”), as adjusted with diluted EPS:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(in thousands, except share and per share data)
Net income	$10,000	$3,391	$22,637	$21,186
Add (deduct):
Transaction costs	—	—	—	145
Expenses related to non-ordinary course disputes(1)	—	4,671	1,256	10,128
Stock-based compensation expense in connection with the IPO and other(2)	—	—	290	—
Other(3)	—	500	—	500
Income tax impacts of items above	—	(350)	(847)	(2,808)
Net income, as adjusted	$10,000	$8,212	$23,336	$29,151
Diluted EPS	$0.05	$0.02	$0.12	$0.11
Diluted EPS, as adjusted	$0.05	$0.05	$0.13	$0.16
Weighted-average shares used to compute Diluted EPS, as adjusted	182,000,733	180,892,774	182,412,965	187,547,474
(1) Exclusively represents attorney's fees, costs and expenses incurred by the Company in connection with the Company's now-concluded litigation against Strategic Partners, Inc.
(2) Includes certain stock-based compensation expense in connection with the IPO, including expense related to accelerated performance awards and associated payroll taxes and costs.
(3) Includes other than temporary impairment of held-to-maturity investments.
The following table presents a reconciliation of adjusted EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with GAAP, and presents adjusted EBITDA margin with net income margin, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands, except margin)
Net income	$10,000	$3,391	$22,637	$21,186
Add (deduct):
Other income, net	(2,279)	(378)	(6,762)	(1,061)
Provision for income taxes	6,506	246	18,170	17,541
Depreciation and amortization expense(1)	814	638	2,942	1,924
Stock-based compensation and related expense(2)	11,562	11,197	47,757	37,533
Expenses related to non-ordinary course disputes(3)	—	4,671	1,256	10,128
Adjusted EBITDA	$26,603	$19,765	$86,000	$87,251

Net Revenues	$144,918	$144,898	$545,646	$505,835
Net income margin(4)	6.9%	2.3%	4.1%	4.2%
Adjusted EBITDA Margin	18.4%	13.6%	15.8%	17.2%
(1) Excludes amortization of debt issuance costs included in “Other income, net.”

(2) Includes stock-based compensation expense, payroll taxes, and costs related to equity award activity.
(3) Exclusively represents attorney's fees, costs and expenses incurred by the Company in connection with the Company's now-concluded litigation against Strategic Partners, Inc.
(4) Net income margin represents net income as a percentage of net revenues.

The following table presents a reconciliation of free cash flow to net cash (used in) provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Year ended December 31,
	2023	2022
	(in thousands)
Net cash (used in) provided by operating activities	$100,915	$(35,329)
Less: capital expenditures	(16,348)	(5,348)
Free cash flow	$84,567	$(40,677)

FIGS, INC.
KEY OPERATING METRICS
(Unaudited)

Active customers as of December 31, 2023 and 2022, respectively, net revenues per active customer as of December 31, 2023 and 2022, respectively, and average order value for the year ended December 31, 2023 and 2022, respectively, are presented in the following tables:

	As of December 31,
	2023	2022
	(in thousands)
Active customers	2,593	2,294

	As of December 31,
	2023	2022
Net revenues per active customer	$210	$221

	Year ended December 31,
	2023	2022
Average order value	$115	$112

Contacts

Investors:
Jean Fontana
IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com